EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$7,976	$—	$—	$7,976
Finance revenues	—	235	(100)	135
Sales and revenues, net	7,976	235	(100)	8,111
Costs of products sold	6,812	—	—	6,812
Restructuring charges	10	—	—	10
Asset impairment charges	27	—	—	27
Selling, general and administrative expenses	723	81	(2)	802
Engineering and product development costs	247	—	—	247
Interest expense	256	80	(9)	327
Other (income) expense, net	39	(26)	(89)	(76)
Total costs and expenses	8,114	135	(100)	8,149
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(132)	100	—	(32)
Equity income (loss) from financial services operations	67	—	(67)	—
Income (loss) from continuing operations before income taxes	(65)	100	(67)	(32)
Income tax expense	—	(33)	—	(33)
Income (loss) from continuing operations	(65)	67	(67)	(65)
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(65)	67	(67)	(65)
Less: Income attributable to non-controlling interests	32	—	—	32
Net income (loss) attributable to Navistar International Corporation	$(97)	$67	$(67)	$(97)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$9,995	$—	$—	$9,995
Finance revenues	—	241	(96)	145
Sales and revenues, net	9,995	241	(96)	10,140
Costs of products sold	8,670	—	—	8,670
Restructuring charges	75	1	—	76
Asset impairment charges	30	—	—	30
Selling, general and administrative expenses	820	91	(3)	908
Engineering and product development costs	288	—	—	288
Interest expense	243	74	(10)	307
Other (income) expense, net	76	(23)	(83)	(30)
Total costs and expenses	10,202	143	(96)	10,249
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(201)	98	—	(103)
Equity income (loss) from financial services operations	71	—	(71)	—
Income (loss) from continuing operations before income taxes	(130)	98	(71)	(103)
Income tax expense	(24)	(27)	—	(51)
Income (loss) from continuing operations	(154)	71	(71)	(154)
Income from discontinued operations, net of tax	3	—	—	3
Net income (loss)	(151)	71	(71)	(151)
Less: Income attributable to non-controlling interests	33	—	—	33
Net income (loss) attributable to Navistar International Corporation	$(184)	$71	$(71)	$(184)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year ended October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$10,653	$—	$—	$10,653
Finance revenues	—	232	(79)	153
Sales and revenues, net	10,653	232	(79)	10,806
Costs of products sold	9,534	—	—	9,534
Restructuring charges	41	1	—	42
Asset impairment charges	182	1	—	183
Selling, general and administrative expenses	888	95	(4)	979
Engineering and product development costs	331	—	—	331
Interest expense	245	71	(2)	314
Other (income) expense, net	94	(33)	(73)	(12)
Total costs and expenses	11,315	135	(79)	11,371
Equity in income of non-consolidated affiliates	9	—	—	9
Income (loss) before equity income from financial services operations and income taxes	(653)	97	—	(556)
Equity income (loss) from financial services operations	63	—	(63)	—
Income (loss) from continuing operations before income taxes	(590)	97	(63)	(556)
Income tax benefit (expense)	8	(34)	—	(26)
Income (loss) from continuing operations	(582)	63	(63)	(582)
Income from discontinued operations, net of tax	3	—	—	3
Net income (loss)	(579)	63	(63)	(579)
Less: Income attributable to non-controlling interests	40	—	—	40
Net income (loss) attributable to Navistar International Corporation	$(619)	$63	$(63)	$(619)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$761	$43	$—	$804
Marketable securities	39	7	—	46
Restricted cash	22	90	—	112
Finance and other receivables, net	292	1,952	(275)	1,969
Inventories	930	14	—	944
Goodwill	38	—	—	38
Property and equipment, net	980	261	—	1,241
Investments in and advances to financial services operations	466	—	(466)	—
Investments in non-consolidated affiliates	53	—	—	53
Deferred taxes, net	157	4	—	161
Other assets	265	20	—	285
Total assets	$4,003	$2,391	$(741)	$5,653
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,345	$43	$(275)	$1,113
Debt	3,096	1,808	—	4,904
Postretirement benefits liabilities	3,098	—	—	3,098
Other liabilities	1,757	74	—	1,831
Total liabilities	9,296	1,925	(275)	10,946
Stockholders' equity attributable to non-controlling interest	5	—	—	5
Stockholders' equity (deficit) attributable to controlling interest	(5,298)	466	(466)	(5,298)
Total liabilities and stockholders' equity (deficit)	$4,003	$2,391	$(741)	$5,653

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$877	$35	$—	$912
Marketable securities	136	23	—	159
Restricted cash	24	97	—	121
Finance and other receivables, net	441	2,450	(454)	2,437
Inventories	1,125	10	—	1,135
Goodwill	38	—	—	38
Property and equipment, net	1,082	263	—	1,345
Investments in and advances to financial services operations	637	—	(637)	—
Investments in non-consolidated affiliates	66	—	—	66
Deferred taxes, net	157	7	—	164
Other assets	256	16	—	272
Total assets	$4,839	$2,901	$(1,091)	$6,649
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,707	$48	$(454)	$1,301
Debt	3,162	2,093	—	5,255
Postretirement benefits liabilities	3,088	—	—	3,088
Other liabilities	2,042	123	—	2,165
Total liabilities	9,999	2,264	(454)	11,809
Stockholders' equity attributable to non-controlling interest	7	—	—	7
Stockholders' equity (deficit) attributable to controlling interest	(5,167)	637	(637)	(5,167)
Total liabilities and stockholders' equity (deficit)	$4,839	$2,901	$(1,091)	$6,649

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(65)	$67	$(67)	$(65)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	144	2	—	146
Depreciation of equipment leased to others	31	48	—	79
Amortization of debt issuance costs and discount	24	13	—	37
Deferred income taxes	(13)	4	—	(9)
Asset impairment charges	23	4	—	27
Loss on sales of investments and businesses, net	2	—	—	2
Equity in income of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services affiliates	(67)	—	67	—
Dividends from financial services operations	220	—	(220)	—
Dividends from non-consolidated affiliates	12	—	—	12
Change in intercompany receivables and payables	(74)	74	—	—
Other, net	(175)	219	—	44
Net cash provided by (used in) operating activities	56	431	(220)	267
Cash flows from investing activities
Purchases of marketable securities	(485)	—	—	(485)
Sales of marketable securities	539	16	—	555
Maturities of marketable securities	43	—	—	43
Net change in restricted cash and cash equivalents	1	4	—	5
Capital expenditures	(114)	(2)	—	(116)
Purchase of equipment leased to others	(20)	(112)	—	(132)
Other investing activities	39	24	—	63
Net cash provided by (used in) investing activities	3	(70)	—	(67)
Net cash provided by (used in) financing activities	(203)	(370)	220	(353)
Effect of exchange rate changes on cash and cash equivalents	28	17	—	45
Increase (decrease) in cash and cash equivalents	(116)	8	—	(108)
Cash and cash equivalents at beginning of the period	877	35	—	912
Cash and cash equivalents at end of the period	$761	$43	$—	$804

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(151)	$71	$(71)	$(151)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	203	2	—	205
Depreciation of equipment leased to others	28	48	—	76
Amortization of debt issuance costs and discount	24	13	—	37
Deferred income taxes	(16)	(2)	—	(18)
Asset impairment charges	25	5	—	30
Equity in income of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services operations	(71)	—	71	—
Dividends from financial services operations	125	—	(125)	—
Dividends from non-consolidated affiliates	12	—	—	12
Change in intercompany receivables and payables(A)	(16)	16	—	—
Other, net(A)	(59)	(80)	—	(139)
Net cash provided by (used in) operating activities(A)	98	73	(125)	46
Cash flows from investing activities
Purchases of marketable securities	(887)	—	—	(887)
Sales of marketable securities	1,244	3	—	1,247
Maturities of marketable securities	86	—	—	86
Net change in restricted cash and cash equivalents	(1)	43	—	42
Capital expenditures	(111)	(4)	—	(115)
Purchase of equipment leased to others	1	(84)	—	(83)
Acquisition of intangibles	(4)	—	—	(4)
Other investing activities	18	12	—	30
Net cash provided by (used in) investing activities	346	(30)	—	316
Net cash provided by (used in) financing activities(A)	63	(90)	125	98
Effect of exchange rate changes on cash and cash equivalents	(70)	25	—	(45)
Increase (decrease) in cash and cash equivalents	437	(22)	—	415
Cash and cash equivalents at beginning of the period	440	57	—	497
Cash and cash equivalents at end of the period	$877	$35	$—	$912

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Cash flows from operating activities
Net income (loss)	$(579)	$63	$(63)	$(579)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	226	1	—	227
Depreciation of equipment leased to others	61	44	—	105
Amortization of debt issuance costs and discount	37	12	—	49
Deferred income taxes	(25)	10	—	(15)
Asset impairment charges	182	1	—	183
Equity in income of non-consolidated affiliates	(9)	—	—	(9)
Equity in income of financial services operations	(63)	—	63	—
Dividends from financial services operations	41	—	(41)	—
Dividends from non-consolidated affiliates	12	—	—	12
Change in intercompany receivables and payables(A)	84	(84)	—	—
Other, net(A)	(286)	(23)	—	(309)
Net cash provided by (used in) operating activities(A)	(319)	24	(41)	(336)
Cash flows from investing activities
Purchases of marketable securities	(1,809)	(3)	—	(1,812)
Sales of marketable securities	1,566	10	—	1,576
Maturities of marketable securities	461	—	—	461
Net change in restricted cash and cash equivalents	5	(85)	—	(80)
Capital expenditures	(87)	(1)	—	(88)
Purchase of equipment leased to others	(64)	(125)	—	(189)
Other investing activities	40	17	—	57
Net cash provided by (used in) investing activities	112	(187)	—	(75)
Net cash provided by (used in) financing activities(A)	(59)	197	41	179
Effect of exchange rate changes on cash and cash equivalents	(21)	(5)	—	(26)
Increase (decrease) in cash and cash equivalents	(287)	29	—	(258)
Cash and cash equivalents at beginning of the year	727	28	—	755
Cash and cash equivalents at end of the year	$440	$57	$—	$497
_________________________

(A)
Adjustments are made to Change in intercompany receivables and payables and Other, net within the Net cash provided by (used in) operating activities as well as Net cash provided by (used in) financing activities section to conform to the 2016 presentation. The reclassification did not impact our Consolidated Statements of Cash Flows.